Exhibit 99.1

Phio Pharmaceuticals Appoints Robert Bitterman

as President and Chief Executive Officer

MARLBOROUGH, Mass., Feb. 22, 2023 / PRNewswire / -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ RNAi platform technology is designed to make immune cells more effective in killing tumor cells, today announced that Robert Bitterman has been appointed by the Board of Directors to serve as the Company’s President and Chief Executive Officer, effective as of February 20, 2023. Mr. Bitterman has served as Interim Chief Executive Officer since September 2022. Mr. Bitterman will continue to serve as Chair of the Board, and as the Company's principal executive officer and principal financial officer.

“As we considered the next chapter for Phio, the Board undertook a thorough search for a full-time CEO,” said Robert Ferrara, Phio’s Lead Independent Director. “We evaluated potential candidates who could effectively lead the Company at this important time in its history, as we ramp up our clinical activities and manage several development programs with our partners. Since taking on the interim CEO role in September 2022, Bob has proven to be a strategic and effective leader of Phio. His extensive leadership experience and existing knowledge of our pipeline make him the most qualified executive to lead Phio forward as we advance our clinical programs and drive shareholder growth. We appreciate his stepping into this role full-time.”

“During the last several months, I have seen the passion and dedication of Phio’s team as we continue to make steady progress across several programs in our pipeline and set a clear path for the future. I look forward to continuing to advance our strategy and delivering on several of the preclinical and clinical milestones set for 2023 and 2024,” stated Mr. Bitterman.

Mr. Bitterman has served as a member and the Chairman of the Company’s Board since 2012 and as the Interim Executive Chairman of the Company since September 2022. Previously, Mr. Bitterman served as the President and Chief Executive Officer of Cutanea Life Sciences, Inc., a private company he founded in 2005 that focused on developing innovative technologies to treat diseases and disorders of the skin and subcutaneous tissue. He led the company until its acquisition by Biofrontera, Inc., USA in March 2019. Prior to his role at Cutanea Life Sciences, Inc., Mr. Bitterman held the position of President and Chief Executive Officer of Isolagen, Inc., President and General Manager of Dermik Laboratories, and various positions of increasing responsibility in financial and commercial capacities within Aventis S.A. Mr. Bitterman holds an A.B. degree in Economics from The College of the Holy Cross, and a Master of Business Administration degree from Boston University. He also holds a Doctor of Humane Letters (Honoris Causa) from the New York College of Podiatric Medicine.

About Phio Pharmaceuticals

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ RNAi technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body's ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company's website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by the ongoing coronavirus pandemic, military conflict between Ukraine and Russia, inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact
Phio Pharmaceuticals Corp.
ir@phiopharma.com

Investor Contact
Ashley R. Robinson
LifeSci Advisors
arr@lifesciadvisors.com

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